UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

July 18, 2018

Date of Report

(Date of Earliest Event Reported)

SIMULATED ENVIRONMENT CONCEPTS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-25896	59-3175814
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

20229 NE 15th Ct.

Miami, FL 33179

 (Address of principal executive offices)

(772) 236-3264

Registrant's telephone number

5th Avenue Channel Corp.

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 18th, 2018, Ella Frenkel resigned as President, CEO and Director; as well as all other corporate officers, including, Allen Licht, Ely Spivak and Vladimir Shats.

Effective July 18th, 2018, Brian Matthews, age 40 was appointed as the President, CEO, Secretary and sole director.  Mr. Matthews has 20 years experience in Auto CAD design as well as horticulture.  Mr. Matthews is a graduate of Clemson University.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 3, 2007, we changed the name of the Company from 5th Avenue Channel Corp. to Simulated Environment Concepts, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Simulated Environment Concepts, Inc., a Florida corporation

Date:  August 22, 2018

/s/ Brian Matthews

Brian Matthews, President, CEO, Secretary, and sole director

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